UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

AMERICAN PUBLIC EDUCATION, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 WEST CONGRESS STREET, CHARLES TOWN, WV	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2012, the Board of Directors of American Public Education, Inc. appointed Eric C. Andersen to serve as a director of the Company until the 2013 annual meeting of stockholders and until his successor is duly elected and qualified.

Consistent with the Company’s compensation policy for non-employee directors, Mr. Andersen will be compensated under the terms of the Company’s compensation policy for non-employee directors as in effect from time to time, which currently provides for an annual retainer of $32,250. The annual retainer is payable in quarterly installments, and Mr. Andersen will have the alternative to elect to receive his annual retainer in common stock having the same value as the portion of the annual retainer to be paid.  Non-employee directors also receive an annual grant of restricted stock having a value of $41,750.

In connection with Mr. Andersen’s appointment to the Board, he and the Company are entering into the Company’s standard form of indemnification agreement for executive officers and directors, the form of which was previously filed as Exhibit 10.3 to the Company’s registration statement on Form S-1 (File No. 333-145185).

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits
	99.1	American Public Education, Inc. press release dated June 20, 2012, reporting the addition of Eric C. Andersen to its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date:	June 20, 2012	By:	/s/ Harry T. Wilkins
Harry T. Wilkins
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

99.1	American Public Education, Inc. press release dated June 20, 2012, reporting the addition of Eric C. Andersen to its Board of Directors.

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